UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 6, 2009

Image Sensing Systems, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-26056	41-1519168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Spruce Tree Centre, 1600 University Avenue West, St. Paul, Minnesota		55104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (651) 603-7700

________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

          (a) On January 5, 2009, Image Sensing Systems, Inc. (the “Company”) notified NASDAQ staff that due to the death of Mr. Richard C. Magnuson, an independent director of the Company and a member of the Company’s Audit Committee, the Company no longer complies with NASDAQ’s audit committee composition requirements (Marketplace Rule 4350(d)(2)(A)) because it has two instead of three independent directors on its Audit Committee.  On January 6, 2009, the Company received a letter from NASDAQ staff confirming that (i) the Company is not in compliance with NASDAQ’s audit committee composition requirements and (ii) consistent with Marketplace Rule 4350(d)(4), the Company will have a cure period to regain compliance.  The Company has until the earlier of the next annual meeting of shareholders or January 2, 2010 to regain compliance. However, if the Company’s next annual meeting of shareholders is held before July 1, 2009, then the Company must evidence compliance no later than July 1, 2009.

          On January 9, 2009, the Company issued a press release announcing that it had received the letter of non-compliance from NASDAQ.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits The following exhibit is hereby filed as part of this Current Report on Form 8-K:

99.1 Press release of Image Sensing Systems, Inc. dated January 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Image Sensing Systems, Inc.

Dated: January 9, 2009
By	/s/ Gregory R. L. Smith
Gregory R. L. Smith Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Image Sensing Systems, Inc. dated January 9, 2009.